                                                                      EXHIBIT 11

                        OLYMPIC CASCADE FINANCIAL CORPORATION

                          COMPUTATION OF EARNINGS PER SHARE




                                         PRIMARY

                                              SEPTEMBER 26,       September 27,       September 29,
                                                  1997                1996                1995
                                              -------------       -------------       -------------

Net income for primary earnings per share     $     101,000       $   1,735,000       $     257,000
                                              -------------       -------------       -------------
                                              -------------       -------------       -------------

Weighted average number of common shares
    outstanding during the year                   1,138,479             888,637             769,182

Add common equivalent shares upon exercise
    of stock options                                218,779             109,297              42,669
                                              -------------       -------------       -------------

Weighted average number of shares used in
    calculation of primary earnings
    per share                                     1,357,258             997,934             811,851
                                              -------------       -------------       -------------
                                              -------------       -------------       -------------

Primary earnings per share                    $         .07       $        1.74       $         .32
                                              -------------       -------------       -------------
                                              -------------       -------------       -------------

                                      FULLY DILUTED

Weighted average number of shares used in
    calculating primary earnings per share        1,357,258             997,934             811,851

Add additional shares issuable upon
    exercise of stock options                          *                199,224                *
                                              -------------       -------------       -------------

Weighted average number of shares used in
    calculation of fully diluted earnings
    per share                                     1,357,258           1,197,158             811,851
                                              -------------       -------------       -------------
                                              -------------       -------------       -------------

Fully diluted earnings per share              $         .07       $        1.45       $         .32
                                              -------------       -------------       -------------
                                              -------------       -------------       -------------


* No effect given to common stock equivalents, as their effect would increase the income per share.


                                         -54-